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                                                                   Exhibit 10.13

                           DEBT RESTRUCTURE AGREEMENT



         This Agreement dated as of August 13, 1998 is between Stanwich Financial Services Corp., a Rhode Island corporation ("SFSC"), and NAB Asset Corporation, a Texas corporation ("NAB").

                                    RECITALS

         a. NAB is the holder of the following promissory notes issued to it (collectively, "NAB'S NOTES RECEIVABLE"):

                  (i) Term Promissory Note dated June 2, 1997 in the original principal amount of $300,000 issued by Export Finance Network, Inc. (such issuer being referred to herein as "EFN" and such note being referred to herein as the "EFN NOTE"); and

                  (ii) Promissory Note dated June 27, 1997 in the original principal amount of $1,300,000 issued by CARS Holdings, Inc. (the "CARS NOTE").

         b. Charles E. Bradley, Sr. and Charles E. Bradley, Jr. have guaranteed the payment of the CARS Note pursuant to a certain Guaranty dated June 27, 1997 (the "BRADLEY CARS GUARANTEE").

         c. Charles E. Bradley, Sr. has guaranteed the payment of the EFN Note (the "BRADLEY EFN Guaranty").

         d. The EFN Note was issued pursuant to a certain Loan and Option Agreement dated June 2, 1997 between NAB and EFN (the "EFN AGREEMENT").

         e. Pursuant to the EFN Agreement, EFN granted to NAB an option (the "EFN OPTION") to purchase 17.65 shares of EFN's common stock (the "OPTION SHARES") for an aggregate price of $17.65 (the "OPTION PRICE").

         f. On November 5, 1997, NAB exercised the EFN Option and paid the Option Price to EFN in connection therewith.

         g. NAB is indebted to SFSC under a certain Promissory Note dated September 30, 1997 in the original principal amount of $2,500,000 (the "9/97 NAB NOTE"), as well as under certain other promissory notes.

         h. NAB desires to pay a portion of its indebtedness under the 9/97 NAB Note by transferring, assigning and endorsing NAB's Notes Receivable to SFSC, and SFSC is willing to accept such payment on the terms hereinafter set forth.

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         i. NAB has requested that SFSC extend the maturity of certain other promissory notes issued by NAB to SFSC, and SFSC is willing to do so on the terms hereinafter set forth.

         NOW THEREFORE, the parties agree as follows:

         1. For the consideration described in paragraphs 3 and 4, NAB hereby sells, assigns and transfers to SFSC, without representation or recourse, except as set forth in paragraph 2, all of NAB's rights, title and interest in, to and under the following (collectively, the "TRANSFERRED ASSETS"):

         (i)      NAB's Notes Receivable;
         (ii)     the Bradley CARS Guaranty;
         (iii)    the Bradley EFN Guaranty;
         (iv)     The EFN Agreement; and
         (v)      the Option Shares.

         2. NAB represents and warrants to SFSC as follows:

                  a. It is the sole outright owner of the Transferred Assets, free and clear of all liens, claims, charges, encumbrances and other restrictions, except for any restrictions imposed by applicable securities laws.

                  b. As of the date hereof, the outstanding principal of, and accrued and unpaid interest under, NAB's Notes Receivable are as follows:

                                              Principal       Interest         Totals
                                            -------------     ---------    -------------
                           EFN   Note       $  300,000.00    $18,493.15    $  318,493.15
                           CARS Note        $1,300,000.00    $43,273.97    $1,343,273.97
                                            -------------     ---------    -------------
                                            $1,600,000.00    $61,767.10    $1,661,767.12

         3. As purchase price and other consideration for the Transferred Assets, (i) SFSC hereby reduces NAB's indebtedness under the 9/97 NAB Note by $1,661,767.12, such amount being the aggregate of the amounts owed under NAB's Notes Receivable as of the date hereof; (ii) SFSC is today paying NAB by check $17.65 (such amount being allocated to the Option Shares and to the rights under the EFN Agreement); and (iii) SFSC is extending the maturity of certain promissory notes issued by NAB, as set forth in paragraph 4. The reduction in indebtedness under the 9/97 NAB Note pursuant to item (i) of the preceding sentence is applied as follows: $61,767.12 to accrued and unpaid interest, and $1,600,000.00 to principal. After giving effect to such reduction, as of the date hereof, the principal balance under the 9/97 NAB Note is $900,000, and the accrued and unpaid interest thereunder is $153,986.32.


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         4. Each of the following promissory notes is hereby amended to change the Maturity Date specified therein to June 30, 1999: (i) Promissory Note dated March 12, 1998 in the original principal amount of $900,000 issued by NAB to SFSC; (ii) Promissory Note dated March 13, 1998 in the original principal amount of $1,100,000 issued by NAB to SFSC; (iii) Promissory Note dated June 27, 1997 in the original principal amount of $800,000 issued by NAB to SFSC (the "6/97 NAB NOTE"); and (iv) Promissory Note dated December 30, 1997 in the original principal amount of $4,000,000 issued by NAB to CPS and subsequently assigned and endorsed by CPS to SFSC (the "12/97 NAB NOTE"). As used herein, the term "Maturity Date" means, with respect to each promissory note referred to in the preceding sentence, the date on or by which the principal of such note must be paid in full (as set forth in numbered paragraph 1 of each such promissory note), and the term "CPS" means Consumer Portfolio Services, Inc., a California corporation.

         5. Numbered paragraph 2 of each of the 6/97 NAB Note and the 12/97 NAB
Note is hereby amended to provide that interest shall also be payable thereunder on September 30, 1998; December 31, 1998; March 31, 1999; and June 30, 1999 and on any other date on which the principal thereof is paid.

         6. NAB agrees to execute and deliver to SFSC, or as SFSC may direct, all such other agreements, instruments, documents and notices, and to take all such other actions, as SFSC may reasonably request in order to effectively transfer the Transferred Assets to SFSC.

         7. This Agreement (i) constitutes the entire understanding of the parties with respect to the subject matter hereof, (ii) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, (iii) shall be governed and construed in accordance with Connecticut law, and (iv) may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                             NAB ASSET CORPORATION

                                             By     /s/ Alan Ferree
                                                --------------------------------
                                             Name:  Alan Ferree
                                             Title: Senior Vice President



                                             STANWICH FINANCIAL SERVICES CORP.

                                             By     /s/ Charles E. Bradley
                                                --------------------------------
                                             Name:  Charles E. Bradley
                                             Title: President


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